Exhibit (d)(i)(I)

SUBADVISORY AGREEMENT

THIS SUBADVISORY AGREEMENT (the “Agreement”) is entered into as of the 12th day of August, 2008 by and between Robert W. Baird & Co. Incorporated, a Wisconsin corporation (“Advisor”), and Riverfront Investment Group, LLC, a limited liability company organized under the laws of Delaware (“Sub-Advisor”).

W I T N E S S E T H

WHEREAS, Baird Funds, Inc., a Wisconsin corporation (the “Corporation”), is an open-end investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, Advisor is a federally registered investment advisor, engaged in the business of rendering investment advisory services;

WHEREAS, pursuant to an Investment Advisory Agreement between the Corporation and the Advisor (the “Advisory Agreement”), the Corporation has retained Advisor to act as its investment advisor;

WHEREAS, the Advisory Agreement permits Advisor to delegate certain of its duties to a subadvisor, subject to the requirements of the 1940 Act; and

WHEREAS, Advisor desires to retain Sub-Advisor as subadvisor with respect to the Corporation’s series named on an Exhibit to this Agreement (each, a “Fund” and collectively, the “Funds”).

NOW, THEREFORE, Advisor and Sub-Advisor mutually agree as follows:

1.    Appointment of the Sub-Advisor.  Advisor hereby appoints Sub-Advisor as subadvisor for the Funds, and Sub-Advisor agrees to accept such appointment.  Subject to the direction of the Board of Directors of the Corporation and the supervision and oversight of Advisor, Sub-Advisor shall manage the investment and reinvestment of the assets of the Funds in accordance with each Fund’s investment objective and policies and limitations, for the period and upon the terms herein set forth.  The investment of funds shall also be subject to all applicable restrictions of the Articles of Incorporation and By-Laws of the Corporation as may from time to time be in force.

2.    Duties of Sub-Advisor.

(a)    Investments.  Subject to the 1940 Act, the direction of Advisor, the Board of Directors of the Corporation, the investment policies and restrictions of each Fund as set forth in the Corporation’s current registration statement on Form N-1A and the Funds’ compliance policies and procedures, Sub-Advisor is authorized and directed to purchase, hold, sell and monitor on a continuous basis the investments (the “Investments”).  In providing these services, Sub-Advisor will conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Investments.  Advisor will provide Sub-Advisor with reasonable assistance in connection with Sub-Advisor’s activities under this Agreement, including without limitation, providing such information concerning each Fund, its daily funds available for investment and general affairs of the Corporation as Sub-Advisor may request.

(b)    Allocation of Brokerage.  Subject to the supervision of Advisor and the Board of Directors of the Corporation, Sub-Advisor is authorized and directed to establish and maintain accounts on behalf of the Funds, place orders for the purchase and sale of Investments with or through such persons, brokers or dealers as Sub-Advisor may elect, and negotiate commissions to be paid on such transactions.  In selecting brokers or dealers and placing orders, Sub-Advisor will seek to obtain the most favorable combination of price and execution available (considering all factors it deems relevant under the circumstances, including price, size of transaction, nature of the market for the security, amount of commission, if any, timing, reputation of broker or dealer and other factors), except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as provided below.

Sub-Advisor may cause each Fund to pay a broker that provides brokerage and research services to Sub-Advisor a commission in excess of the commission that another broker would have charged for effecting that transaction provided:  (i) Sub-Advisor determines in good faith that the commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker in the terms of the particular transaction; (ii) such commission is paid in material compliance with all applicable state and federal laws, including Section 28(e) of the Securities Exchange Act of 1934, as amended, and in accordance with this Agreement; and (iii) in the opinion of the Sub-Advisor, the total commissions paid by each Fund will be reasonable in relation to the services received.  Sub-Advisor shall provide such information regarding any such “soft dollar” arrangements that the Sub-Advisor maintains with respect to each Fund as may be requested from time to time by each Fund and Advisor.

To the extent not prohibited by applicable law, Sub-Advisor may aggregate the securities to be sold or purchased to seek to obtain the most favorable price or lower brokerage commissions and efficient execution.  In such event, allocation of these securities and the expenses incurred in the transaction will be made by Sub-Advisor in the manner it considers to be the most equitable and consistent with its fiduciary obligations to each Fund and its other clients.

(c)    Securities Transactions.  Sub-Advisor and any of its affiliated persons will not purchase securities or other instruments from or sell securities or other instruments to any Fund; provided, however, Sub-Advisor may purchase securities or other instruments from or sell securities or other instruments to a Fund if such transaction is permissible under applicable law and such Fund’s procedures or in accordance with an exemptive order.

(d)    Books and Records.  Sub-Advisor will maintain all books and records required to be maintained pursuant to the 1940 Act with respect to its management of the Funds, including without limitation, a daily ledger of such assets and liabilities relating thereto and brokerage and other records of all securities transactions, and will furnish to Advisor or to a Fund in a timely manner copies of all such books and records upon written request.  Sub-Advisor will also preserve such books and records for the periods prescribed in Rule 31a-2 under the 1940 Act.

(e)    Information Provided by Sub-Advisor.  As Advisor or the Board of Directors of the Corporation may reasonably request, Sub-Advisor will furnish reports on portfolio transactions and reports on Investments held in the portfolio in such detail as the requesting party may reasonably request.  Sub-Advisor will prepare, subject to review by Advisor, a letter to shareholders to be included in each Fund’s semi-annual reports.  As mutually agreed upon by the parties to this Agreement, Sub-Advisor also will provide the Funds and Advisor quarterly economic and investment analyses and reports or other investment services normally available to Sub-Advisor’s other clients.  Upon reasonable advance notice, Sub-Advisor will make its officers and employees available to meet with Advisor and the Corporation’s Board of Directors at the Corporation’s principal place of business or another mutually agreed location to review the Investments of the Funds.  Sub-Advisor will inform the Corporation and Advisor of material changes in investment strategy, tactics, ownership or key personnel.  Sub-Advisor also will provide information to the Advisor to assist Advisor in ensuring the Funds’ compliance with the Internal Revenue Code of 1986, the 1940 Act, the Securities Act of 1933, as amended (the “1933 Act”), and any state securities law, rule or regulation.

(f)    Custody Arrangements.  Sub-Advisor acknowledges receipt of a Custody Agreement for each Fund and, to the extent within its control, will comply in all material respects with the provisions of that agreement that relate to Sub-Advisor’s duties hereunder.  On each business day, Sub-Advisor will provide each Fund’s custodian with information relating to all transactions concerning each Fund’s assets as Advisor or the custodian reasonably requests.

(g)    Voting of Proxies.  Sub-Advisor shall be responsible for voting proxies with respect to securities held by each Fund.  Sub-Advisor shall provide the Corporation, in a timely manner, the proxy voting records of each Fund as required by Form N-PX and such other information regarding proxy voting as may reasonably be requested by the Corporation’s Board of Directors or Advisor.  Sub-Advisor represents that it has adopted and implemented written policies and procedures that are reasonably designed to ensure that Sub-Advisor votes proxies in the best interest each Fund’s shareholders in compliance with Rule 206(4)-6 under the Investment Advisers Act of 1940 (“Advisers Act”).  Sub-Advisor shall use its good faith judgment to vote or abstain from voting proxies in accordance with those policies and procedures.  Sub-Advisor shall promptly provide a current copy of those policies and procedures to Advisor or the Funds upon request.

(h)    Agent.  Subject to any other written instructions of Advisor, the Corporation or the Funds, Sub-Advisor is hereby appointed as Advisor’s, the Corporation’s and the Funds’ agent and attorney-in-fact for the limited purpose of executing account documentation, agreements, contracts and other documents as Sub-Advisor is requested by brokers, dealers, counterparties and other persons in connection with its management of the Investments; provided, however, that any such documentation that Sub-Advisor shall execute shall comply in all material respects with all laws, rules and regulations applicable to the business of the Corporation, including but not limited to the 1940 Act and the rules and regulations thereunder.  Sub-Advisor shall provide Advisor and the Corporation with copies of any documents executed on behalf of the Corporation hereunder as soon as possible after the execution of any such documents.

(i)    Compliance with Applicable Law and Governing Documents.  With respect to all matters relating to its performance under this Agreement, Sub-Advisor and its directors, officers, partners and employees will act in accordance in all material respects with applicable law and with the Corporation’s governing instruments and regulatory filings, including the Corporation’s Articles of Incorporation, By-Laws, currently effective Registration Statement under the 1940 Act and the 1933 Act, Notice of Eligibility under Rule 4.5 of the Commodity Exchange Act (the “CEA”) and compliance policies and procedures adopted pursuant to Rule 38a-1 under the 1940 Act and the Funds’ Prospectuses, policies and procedures, copies of which Advisor has provided to Sub-Advisor prior to the date hereof, (collectively, “Governing Instruments and Regulatory Filings”) and any reasonable instructions or directions of the Corporation, its Board of Directors or Advisor provided in writing.  Advisor will promptly provide Sub-Advisor with any material amendments, supplements or other changes to the Governing Instruments and Regulatory Filings, and upon receipt, Sub-Advisor will act in accordance with such amendments, supplements or other changes.

(j)    Corporation’s Name; Advisor’s Name.  Sub-Advisor will have no rights relating to the Corporation’s name, a Fund’s name or in the name “Baird” as it is used in connection with investment products, services or otherwise, and Sub-Advisor will make no use of such names without the express written consent of the Corporation, such Fund or Advisor, as the case may be; provided that notwithstanding anything in this Agreement, Sub-Advisor shall be entitled to use a Fund’s name and the name “Baird” in Form ADV or any other document required to be filed with any governmental agency or self-regulatory organization and in marketing materials for the limited purpose of indicating that Sub-Advisor is the subadvisor to the Fund.  Sub-Advisor may use a Fund’s name and “Baird” in marketing materials for other purposes subject to prior review and approval by Advisor.

(k)    Personal Securities Transactions.  Sub-Advisor will comply in all material respects with Rule 17j-l under the 1940 Act and Rule 204A-1 of the Advisers Act.  Upon reasonable request during any business day, Sub-Advisor will promptly make available to Advisor or any Fund any reports concerning the Fund required to be made by Sub-Advisor pursuant to Rule 17j-1 under the 1940 Act.  Sub-Advisor shall promptly inform Advisor and the Funds of any violations of Rule 204A-1 under the Advisers Act required to be reported under subsection (a)(4) of that Rule.

(l)    Fair Valuation.  In accordance with the valuation procedures adopted by the Board of Directors of the Corporation, as amended from time to time, Sub-Advisor shall provide appropriate assistance with fair valuation of those securities in which it invests a Fund’s assets for which readily available market prices are unavailable.

(m)    Regulatory Filings.  Sub-Advisor will provide a back-up certification to Advisor in a form reasonably satisfactory to each party relating to the Corporation’s periodic reports on Form N-CSR and Form N-Q with respect to matters of which Sub-Advisor has firsthand knowledge.

(n)    Compliance Oversight.  Sub-Advisor agrees to cooperate with periodic reviews of Sub-Advisor’s compliance program by the Funds’ compliance personnel in performance of their responsibilities under Rule 38a-1 of the 1940 Act.  Sub-Advisor agrees to provide to the Corporation copies of its compliance program and such additional information and certifications as may reasonably be requested by the Funds’ compliance personnel.  Sub-Advisor agrees to promptly notify Advisor of any material compliance violations which affect the Funds.

(o)    Section 15(c) Request for Information.  Sub-Advisor shall provide such information as may reasonably be requested by the Board of Directors of the Corporation under Section 15(c) of the 1940 Act in connection with its annual consideration of this Agreement.

3.    Services Exclusive; Non-Solicitation.

(a)    Except as consented to by Advisor in writing, during the term of this Agreement and for a period of one year thereafter, Sub-Advisor (and its successors) and any person or entity controlled by Sub-Advisor will not directly or indirectly, or cause its employees to, act as investment advisor or subadvisor or render investment advice to or sponsor, promote or distribute any mutual fund, closed-end fund, unit investment trust or other investment company (or any series or portfolio thereof) registered under the 1940 Act other than the Funds.

(b)           Except as consented to by Advisor in writing, during the term of this Agreement and for a period of two years thereafter, Sub-Advisor (and its successors) and any person or entity controlled by Sub-Advisor will not directly or indirectly, or cause its employees to, knowingly solicit any investors in the Funds for the purpose of providing investment advice to such investors (other than through the Funds) for a fee or other form of compensation.

4.    Duties of Advisor.  Advisor will continue to be responsible for all services to be provided to the Funds pursuant to the Advisory Agreement, and shall oversee and review Sub-Advisor’s performance under this Agreement.

5.    Independent Contractor.  Sub-Advisor will be an independent contractor in performing its duties under this Agreement and unless otherwise expressly provided herein or otherwise authorized in writing, will have no authority to act for or represent the Corporation, the Funds or Advisor in any way or otherwise be deemed an agent of the Corporation, the Funds or Advisor.

6.    Compensation.

(a)    Advisor will pay Sub-Advisor a fee (the “Sub-Advisory Fee”) for its services to each Fund at an annual rate set forth on the Exhibit relating to such Fund.

(b)    The Sub-Advisory Fee shall be computed daily and shall be paid monthly to the Sub-Advisor on or before the last business day of the next succeeding calendar month.  Along with each such monthly payment Advisor shall provide Sub-Advisor with a schedule showing the manner in which such fee was computed.

(c)    If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

7.    Expenses.  Sub-Advisor shall bear its own expenses incurred by it in connection with its services under this Agreement other than the cost of Investments (including brokerage commissions and other transaction charges, if any, on such investments) purchased or sold by the Funds.  In addition, Sub-Advisor will, from time to time at its sole expense, employ such persons as it reasonably believes to be qualified to assist it in the execution of its duties hereunder.  Sub-Advisor shall not be responsible for the Funds’ or Advisor’s expenses.  Specifically, Sub-Advisor will not be responsible for expenses of the Funds or Advisor, including, but not limited to, the following:  (a) charges and expenses for determining a Fund’s net asset value and the maintenance of a Fund’s books and records and related overhead; (b) the charges and expenses of a Fund’s lawyers and auditors; (c) the charges and expenses of any custodian, transfer agent, plan agent, dividend disbursing agent and/or administrator appointed by the Funds; (d) brokers’ commissions, and issue and transfer taxes chargeable to the Funds in connection with securities transactions to which a Fund is a party; (e) insurance premiums, interest charges, dues and fees for membership in trade associations and all taxes and corporate fees payable by a Fund to federal, state or other government agencies; (f) fees and expenses required to be paid for registration with the Securities and Exchange Commission (the “SEC”), or any fees and expenses required to be paid for the sale of a Fund’s shares in any state; (g) expenses related to shareholders’ and directors’ meetings, and the preparation, printing and distribution of prospectuses, proxy statements, reports to shareholders and other sales literature of the Funds; (h) distribution fees payable pursuant to Rule 12b-1 under the 1940 Act; and (i) compensation payable to the Funds’ directors.

8. Representations and Warranties of Sub-Advisor.  Sub-Advisor represents and warrants to Advisor, the Corporation, and each Fund as follows:

(a)    Sub-Advisor:  (i) is registered as an investment advisor under the Advisers Act; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory organization, necessary to be met in order the perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will immediately notify Advisor of the occurrence of any event that would disqualify Sub-Advisor from serving as an investment advisor of an investment company pursuant to the 1940 Act, the Advisers Act or otherwise;

(b)    Sub-Advisor will not engage in any transactions subject to the CEA on behalf of a Fund prior to Sub-Advisor filing a notice of exemption pursuant to Rule 4.14 under the CEA with the Commodity Futures Trading Commission (the “CFTC”) and the National Futures Association or becoming otherwise qualified to act as a commodity trading advisor under the CEA;

(c)    Sub-Advisor is a limited liability company duly organized and validly existing under the laws of Delaware with the power to carry on its business as it is now being conducted;

(d)    The execution, delivery and performance by Sub-Advisor of this Agreement are within its powers and have been duly authorized by all necessary action, and no action or filing with any governmental body, agency or official is required for the execution, delivery and performance of this Agreement, and the execution, delivery and performance by Sub-Advisor of this Agreement do not contravene or constitute a default under any provision of applicable law, rule or regulation, Sub-Advisor governing instruments or any agreement, judgment, injunction, order, decree or other instrument binding upon Sub-Advisor;

(e)    This Agreement is a valid and binding agreement of Sub-Advisor;

(f)    Sub-Advisor has provided its current (and will promptly provide all amendments thereto) Form ADV (Parts 1 and II) to Advisor, and each Form ADV provided to Advisor is and will be a true and complete copy of Sub-Advisor’s Form ADV and, to the best of Sub-Advisor’s knowledge and belief, the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and

(g)    Sub-Advisor has provided its Code of Ethics complying with Rule 204A-1 of the Advisers Act and Rule 17j-1(c) of the 1940 Act to Advisor along with the certification required by Rule 17j-1(c)(1)(ii) under the 1940 Act.  In accordance with Rule 17j-1, the Sub-Advisor will submit any material changes to such Code of Ethics to the Corporation’s Board of Directors for approval no later than six months after its adoption of the material changes.  During the term of this Agreement, Sub-Advisor will annually certify to the Corporation’s Board of Directors that it has adopted procedures reasonably necessary to prevent persons subject to such Code from violating the Code of Ethics, and will describe in a written report any issues arising under the Code regarding material violations of the Code and sanctions imposed in response thereto.

(h)    Sub-Advisor has adopted, maintains and implements written policies and procedures with regard to the protection of customer records and information, as required by Regulation S-P.

(i)    Sub-Advisor has adopted proxy voting policies which comply in all material respects with the requirements of the 1940 Act.

(j)    Sub-Advisor represents, warrants and agrees that it has adopted and implemented, and will maintain throughout the term of this Agreement, policies and procedures, as required by Rule 206(4)-7 under the Advisers Act.  Sub-Advisor has provided the Funds with true and complete copies of such policies and procedures (or summaries thereof).

9.    Representations and Warranties of Advisor.  Advisor represents and warrants to Sub-Advisor, as follows:

(a)    Advisor is registered as an investment advisor under the Advisers Act.

(b)    Advisor is a corporation duly organized and validly existing under the laws of Wisconsin with the power to carry on its business as it is now being conducted.

(c)    This Agreement is a valid and binding agreement of Advisor.

(d)    Advisor has provided to Sub-Advisor the Corporation’s current Registration Statement on Form N-1A relating to the Funds, and agrees to promptly provide Sub-Advisor with all supplements or amendments thereto relating to the Funds and to advise Sub-Advisor promptly in writing of any changes in a Fund’s investment policies or restrictions.

10.    Survival of Representations and Warranties.  All representations and warranties made by the parties pursuant to Sections 8 and 9 will survive for the duration of this Agreement, and each party will immediately notify the other party in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

11.    Liability and Indemnification.

(a) Liability.  In the absence of willful misfeasance, bad faith, negligence, or reckless disregard on the part of Sub-Advisor of its duties or obligations under this Agreement, Sub-Advisor shall not be subject to any liability to Advisor for any act or omission in the course of, or in connection with, rendering services hereunder or for any loss suffered by Advisor, the Corporation, a Fund (including losses that may be sustained in the purchase, holding or sale of Investments), or its shareholders in connection with matters to which this Agreement relates.  In the absence of willful misfeasance, bad faith, negligence, or reckless disregard on the part of Advisor of its duties or obligations under this Agreement, Advisor shall not be subject to any liability to Sub-Advisor for any act or omission in the course of, or in connection with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of Investments; provided, however, that nothing herein shall relieve Advisor or Sub-Advisor from any of their respective obligations under applicable law, including without limitation, federal and state securities laws and the CEA.

(b) Indemnification.  Sub-Advisor shall indemnify Advisor and its respective officers, directors and “controlling persons” (within the meaning of Section 2(a)(9) of the 1940 Act), for any liability and expenses, including reasonable attorneys’ fees, which may be sustained as a result of Sub-Advisor’s willful misfeasance, bad faith, negligence, or reckless disregard of its duties or obligations hereunder or any violations of applicable law, including, without limitation, federal and state securities laws and the CEA.  Advisor shall indemnify Sub-Advisor and its respective managing members, officers, directors and “controlling persons” (within the meaning of Section 2(a)(9) of the 1940 Act) for any liability and expenses, including reasonable attorneys’ fees, which may be sustained as a result of Advisor’s willful misfeasance, bad faith, negligence, or reckless disregard of its duties or obligations hereunder or any violations of applicable law, including, without limitation, federal and state securities laws and the CEA.

12.    Duration and Termination.

(a) Duration.  This Agreement shall begin with respect to a Fund after it has been approved in accordance with the requirements of the 1940 Act and the Exhibit relating to such Fund has been executed by Advisor and Sub-Advisor and shall continue in effect for two years from its effective date and thereafter for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof if such continuation  shall be specifically approved at least annually (i) by the vote of a majority of the Board of Directors of the Corporation, including a majority of the directors who are not parties to this Agreement or “interested persons” (as that phrase is defined in Section 2(a)(19) the 1940 Act) of any such party, cast in person at a meeting called for that purpose or (ii) by the vote of a majority of the outstanding “voting securities” (as that phrase is defined in Section 2(a)(42) of the 1940 Act) of the Fund.

(b) Termination.  Notwithstanding anything to the contrary provided herein, this Agreement may be terminated at any time with respect to a Fund, without payment of any penalty:  (i) by the vote of a majority of the Board of Directors of the Corporation, by the vote of a majority of the outstanding voting securities of such Fund or by Advisor, in each case upon not more than 60 days’ written notice; or (ii) by Sub-Advisor upon not less than 120 days’ written notice to Advisor, the Corporation, and such Fund.  This Agreement shall also terminate automatically in the event of its “assignment” (as defined in Section 2(a)(4) of the 1940 Act) or upon the termination of the Advisory Agreement.

13.    Amendment.  This Agreement may be amended with respect to a Fund by the mutual consent of the parties, provided that the terms of each such amendment shall be approved by (i) the affirmative vote of a majority of the Board of Directors of the Corporation cast in person at a meeting called for that purpose, including a majority of directors who are not “interested persons” of such Fund or Advisor, and (ii) if necessary, by a vote of a majority of the outstanding “voting securities” (as that phrase is defined in Section 2(a)(42) of the 1940 Act) of such Fund.

14.    Confidentiality.  Subject to the duties of the parties to comply with applicable laws, including any demand of any regulatory or taxing authority having jurisdiction or under compulsory process of law, each party shall treat as confidential all non-public information pertaining to the Funds and the actions of Sub-Advisor, Advisor and the Corporation in respect thereof.  Sub-Advisor agrees to adhere to the privacy policies adopted by the Corporation pursuant to Regulation S-P under the Gramm-Leach-Bliley Act.  Sub-Advisor has adopted, implemented and agrees to maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to a Fund’s shareholders in compliance with Regulation S-P.  Sub-Advisor will not share any nonpublic personal information concerning a Fund’s shareholders with any other party except as necessary for the performance of duties under this Agreement or as required by law or allowed under one of the exceptions set forth in Regulation S-P.

15.    Notice.  Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered or mailed postpaid to the other party, or transmitted by facsimile with acknowledgment of receipt or by electronic transmission, to the parties at their principal places of business, which may from time to time be changed by the parties by notice to the other party.  As of the date of this agreement, the addresses of the parties are:

Advisor:

Robert W. Baird & Co. Incorporated
Attention: Legal Department
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
Fax: (414) 298-7800

Sub-Advisor:

Riverfront Investment Group, LLC
Attention:  Pete Quinn
9011 Arboretum Parkway, Suite 110
Richmond, Virginia 23236
Fax: (804) 549-4819

16.    Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the United States and the internal laws of the State of Wisconsin, without giving effect to conflicts of laws principles; provided, however, that nothing herein shall be construed in a manner that is inconsistent with the 1940 Act, the Advisers Act or the rules and regulations promulgated with respect to such respective Acts.

17.    Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall together constitute one and the same instrument.

18.    Severability.  If any provision of this Agreement is held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

19.    Miscellaneous.  Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof.  Specifically, as used in this Agreement, “investment company,” “affiliated person,” “interested person,” “assignment,” “broker,” “dealer” and “affirmative vote of the majority of the Fund’s outstanding voting securities” shall all have such meaning as such terms have in the 1940 Act.  In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

20.           Sole Agreement.  This Agreement represents the entire agreement and understanding between the parties and sets forth the rights, duties and obligations of each party to the other as of its date.  Any prior agreements, understandings and representations relating to the subject matter of this Agreement are incorporated herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

ROBERT W. BAIRD & CO. INCORPORATED
on behalf of the Riverfront Long-Term Growth Fund

By: /s/ Mary Ellen Stanek
Name:  Mary Ellen Stanek
Title: Managing Director

RIVERFRONT INVESTMENT GROUP, LLC

By: /s/ P. Michael Jones
Name:  P. Michael Jones
Title: Chairman of the Board

EXHIBIT A
to the
Subadvisory Agreement

RIVERFRONT LONG-TERM GROWTH FUND

(a)    The Sub-Advisory Fee shall be equal to an annual rate of 0.45% of the average daily net assets of the Fund.

(b)    Notwithstanding Paragraph (a), above, to the extent Advisor waives a portion of its advisory fee pursuant to an expense cap/reimbursement agreement between Advisor and the Corporation, on behalf of the Fund, to be effective for a three-year period beginning on the date the Fund commences operations (the “Expense Cap Agreement”), the Sub-Advisory Fee shall be 69% of the net advisory fee received by Advisor from the Fund.

(c)    Notwithstanding Paragraphs (a) and (b), above, if, pursuant to the Expense Cap Agreement the Advisor is required to (i) waive its entire advisory fee and (ii) reimburse Fund expenses, no Sub-Advisory Fee shall be payable hereunder until such time as the Advisor has recovered all reimbursed Fund expenses, together with all costs borne by the Advisor in connection with the organization of the Fund.

Executed as of this 12th day of August, 2008.

THE ADVISOR:

ROBERT W. BAIRD & CO. INCORPORATED

By: /s/ Mary Ellen Stanek
             Mary Ellen Stanek, Managing Director

THE SUB-ADVISOR:

RIVERFRONT INVESTMENT GROUP, LLC

By: /s/ P. Michael Jones
                                             P. Michael Jones, Chairman of the Board